UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: October 13, 2005

(Date of earliest event reported)

SUNTERRA CORPORATION

(Exact name of registrant as specified in its charter)

MD	001-13815	95-4582157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3865 West Cheyenne Avenue North Las Vegas, Nevada	89032
(Address of principal executive offices)	(Zip Code)

(702) 804-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 13, 2005 the Board of Directors (the “Board”) of Sunterra Corporation (“Sunterra” or the “Company”) approved the extension, for an additional year through November 19, 2006, of the employment agreement of Nicholas J. Benson, the Company’s President and Chief Executive Officer, and also approved a number items as a result of the ongoing review, by the Board’s Compensation Committee (the “Committee”), of the Company’s executive compensation and benefits, as follows:

1. Extension of Employment Agreement with Nicholas J. Benson. On October 13, 2005, following approval by the Board, the Company entered into a one – year extension, until November 19, 2006, of its employment agreement with Nicholas J. Benson, the Company’s President and Chief Executive Officer. The level of compensation and terms of employment were unchanged from that previously in effect.

2. Approval of Plan Specifications for Annual Incentive Awards. On October 13, 2005, the Board approved the Company’s Plan Specifications for Annual Incentive Awards (the “Annual Awards”) under the Company’s 2005 Incentive Compensation Plan previously approved by the Company’s shareholders at the Company’s most recent annual meeting of shareholders (“2005 Incentive Plan”). The following summary is qualified in its entirety by reference to the Company’s Plan Specifications for Annual Incentive Awards, a copy of which is filed as an exhibit to this report.

The Annual Awards are intended to promote the success of the Company by providing participating employees with incentive compensation for achievement of annual operating goals. The Annual Awards are structured to provide each participant with an annual incentive payment for achievement of goals over which the participant has significant direct or indirect influence. Depending upon the role and responsibilities of the participant, the incentive will be tied to achievement of operating goals for the Company, the participant’s division, or the participant’s individual duties. The target incentive amount, the specific goals, and the portion of the participant’s target that is based on each goal will be established at the beginning of the fiscal year by Company management and approved by the Committee. Performance results will be evaluated for each goal at the end of the fiscal year. A participant’s incentive award will be calculated as the sum of the amount earned for each goal. The minimum incentive award is zero and the maximum is 150% of the target award.

Any key employee, including an officer of the Company, is eligible to receive an Annual Award, subject to nomination by management and approval by the Committee.

The specific performance goals for the Company and its divisions will be established at the beginning of the fiscal year. Other operating goals reflecting individual performance will be established by management. To preserve the intended incentives of an award, the Committee may adjust the performance goals to eliminate, in whole or in part, the effect of items such as a change in accounting principles, extraordinary gains and losses, gains or losses from the disposition of a business, and the impact of restructuring of investments and acquisitions.

Any awards will be paid as soon as practicable following approval by the Committee. Awards may be made in cash or shares of Company stock.

3. Approval of Plan Specifications for Performance Share Awards. On October 13, 2005, the Board approved the Company’s Plan Specifications for Performance Share Awards (the “PSIP Awards”), under the 2005 Incentive Plan. The following summary is qualified in its entirety by reference to the Company’s Plan Specifications for Performance Share Awards, a copy of which is filed as an exhibit to this report.

The PSIP Awards are structured to provide participants an equity incentive opportunity relative to the value created for shareholders. Participants will be assigned a targeted performance share grant value at the beginning of the fiscal year. Following the close of the fiscal year, actual grant values will be determined based on Company annual operating performance relative to goals that have been established by the Committee for shareholder value creation. Grant values will be converted into a number of performance shares using the Company’s closing share price on the date of grant. Some of the performance shares granted will be subject to vesting for future service. The vesting period is intended to align the interests of participants with shareholders through stock ownership and to enhance retention of key employees. In addition, certain senior executives will be required to retain ownership of a portion of the shares that vest to them: specifically, the CEO is expected to achieve share ownership of five (5) times base salary, the Chief Financial Officer and the Chief Marketing Officer are each expected to achieve share ownership of three (3) times base salary, and the other executive officers are each expected to achieve share ownership of two (2) times base salary, in each case through retention of at least 50% of vested shares, net of withholding tax.

Participation and target grant values will be established at the discretion of the Committee. The Committee will establish target grant values for selected key participants and the total target grant for all participants. The Committee will establish annual goals for shareholder value creation using a valuation methodology such as a multiple of annual EBITDA, total business return or other business criteria enumerated in the 2005 Incentive Plan. The performance measures used for the PSIP Awards will be selected by the Committee and may change over time. The total value of performance shares to be granted will be based on a relationship between shares granted (as a percentage of target shares) and shareholder value creation to be established by the Committee. For purposes of determining annual grant values, EBITDA, total business return or other applicable business criteria will be measured at the close of the fiscal year, when all audited financial results become available.

Generally, performance shares will vest 25% immediately upon grant, 25% one year after grant, 25% two years after grant and 25% three years after grant. The Committee reserves the right to change the vesting schedule at its discretion.

4. Approval of Executive Retention Agreements. On October 13, 2005, the Board also authorized the Company to enter into Executive Retention Agreements (the “Retention Agreements”) with certain senior managers of the Company. The following summary is qualified in its entirety by reference to the form of the Retention Agreements, a copy of which is filed as an exhibit to this report.

The Retention Agreements are intended to retain the services of these senior managers in the event of a change of control and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security.

The Retention Agreements provide for these senior managers to receive the following severance benefits upon qualifying terminations of employment in connection with or within eighteen (18) months following a change in control of the Company:

* These senior managers are each entitled to receive cash severance pay equal to one times the sum of his or her base salary plus target bonus amount.

* These senior managers are entitled to receive a pro rata annual cash bonus at target levels, paid in a lump sum at termination.

* These senior managers are each entitled to receive continued medical, dental and life insurance benefits at active-employee rates for a period of one year.

Terminations of employment that entitle these senior managers to receive severance benefits under the Retention Agreements consist of (1) termination by the Company without cause or (2) resignation by the senior manager for good reason (as each of these terms is defined in the Retention Agreements), in each case within eighteen (18) months. A senior manager is not eligible for benefits under his or her Retention Agreement if his or her termination is due to death or permanent disability.

A “change in control” for purposes of the Retention Agreements generally consists of any of the following: (1) the current Board (or directors approved by them) cease to be a majority of the Board; (2) the sale of substantially all of the Company’s assets; (3) an acquisition by any person or group of over 50% of the voting power of the Company’s stock; (3) a merger, consolidation, reorganization, statutory share exchange or similar corporate transaction following which the Company’s shareholders have less than 50% of the combined voting power of the successor corporation or (5) approval by the Company’s stockholders of a plan of complete liquidation or dissolution.

To receive the severance benefits under the Retention Agreements, the senior managers must execute a general release of claims against the Company and its affiliates, which includes certain restrictive covenants, including a non-competition clause and a commitment by the senior manager not to solicit Company employees for one year following the change in control.

The severance benefits are in lieu of (or offset by) any other severance benefits to which a participant may be entitled under other arrangements of the Company. The cash severance pay is paid in the form of salary continuation, and it and the other benefits under the plan (other than the tax-qualified pension benefits) are generally subject to discontinuation in the event of breach by the senior manager of the restrictive covenants and other obligations under the release. The senior managers have no obligation to mitigate the severance benefits under the Retention Agreements. The senior managers are entitled to full indemnification for any excise taxes that may be payable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with the change in control. The senior managers are entitled to payment of their legal fees if they prevail on a claim for relief in an action to enforce their rights under the plan or in an action regarding the restrictive covenants contained in the general release. In general, the Compensation Committee of the Board may amend or terminate the Retention Agreements prior to a change in control. However, neither the amendment of the Retention Agreements in a manner that adversely affects a senior manager prior to a change in control nor the termination of the Retention Agreements prior to a change in control would be effective if done within one year of a change in control or at the request of an acquiror. Following a change in control, the Retention Agreements may not be amended or modified in any way that would adversely affect participants in the plan at the time of the change in control.

In connection with the approval of the Retention Agreements, The Board also approved change in control separation benefits for 25 key managers of the Company. The terms and conditions of these benefits are similar to those provided in the Executive Retention Agreements except that for 21 of these key managers, the severance benefit is 6 months compensation rather than 12 months, there is no excise tax indemnity and there is no non-competition requirement following termination.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Exhibits

10.1	Letter Agreement between the Company and Nicholas J. Benson, dated October 13, 2005 regarding extension of employment agreement.

10.2	Sunterra Corporation Specifications for Annual Incentive Awards Plan

10.3	Sunterra Corporation Specifications for Performance Share Awards Plan

10.4	Form of Executive Retention Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2005	SUNTERRA CORPORATION

	By:	/s/ Steven E. West
Steven E. West Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement between the Company and Nicholas J. Benson, dated October 13, 2005 regarding extension of employment agreement.

10.2	Sunterra Corporation Specifications for Annual Incentive Awards Plan

10.3	Sunterra Corporation Specifications for Performance Share Awards Plan

10.4	Form of Executive Retention Agreement